MORRISON & HECKER L.L.P.
                                ATTORNEYS AT LAW

                                2600 Grand Avenue
                                  Kansas City,
                               Missouri 64108-4606
                                 Telephone (816)
                                    691-2600
                             Telefax (816) 474-4208

                                  March 3, 2000

Norwest Bank Minnesota, N.A., Trustee
Corporate Trust Department
3 New York Plaza, 15th Floor
New York, New York 10004
Attention: Asset-Backed Securities Trust Services
PNCMAC Series 1999-CM1

PNC Mortgage Acceptance Corp.
210 West 10th Street, 6th Floor
Kansas City, Missouri 64105

Re:  Commercial Mortgage Pass-Through  Certificates,  Series 1999-CM1

Ladies and Gentlemen:

We have acted as your counsel in connection with the preparation of a registration statement on Form S-3 (the "Registration Statement") being filed on or about the date hereof with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933 and the prospectus and prospectus supplement forming a part of the Registration Statement (collectively, the "Prospectus"). The Prospectus covers the following classes of Commercial Mortgage Pass-Through Certificates, Series 1999-CM1 (the "Series 1999-CM1 Certificates") to be offered by PNC Capital Markets, Inc. from time to time in secondary market-making transactions: the Class S, Class A-1A, Class A-1B, Class A-2, Class A-3, Class A-4, Class B-1 and Class B-2 Certificates. The Series 1999-CM2 Certificates were issued under a Pooling and Servicing Agreement dated as of December 1, 1999, by and among the Depositor, Midland Loan Services, Inc., as Master Servicer and Special Servicer, and Norwest Bank Minnesota, National Association, as Trustee (the "Pooling and Servicing Agreement"). Capitalized terms used and not otherwise defined herein have the respective meanings given them in the Prospectus.

In rendering the opinion set forth below, we have examined and relied on the following: (1) the Prospectus and all exhibits thereto; (2) the Pooling and Servicing Agreement; and (3) such other documents, materials, and authorities as we have deemed necessary.

As your counsel, we have advised you with respect to certain federal income tax aspects of the issuance of the Series 1999-CM1 Certificates. Assuming compliance with all provisions of, or descriptions within, the documents referenced above, we are of the opinion that (i) each pool of assets with respect to which a REMIC election is made will qualify as a REMIC under the Code and (ii) the Class S, Class A-1A, Class A-1B, Class A-2, Class A-3, Class A-4, Class B-1, Class B-2 and the Privately Placed Certificates other than the Residual Certificates (as defined in the Pooling and

Washington, D.C. / Phoenix, Arizona / Overland Park, Kansas / Wichita, Kansas

PNC Mortgage Acceptance Corp.
March 3, 2000
Page 2

Servicing Agreement) will be, or will represent ownership of, REMIC "regular interests" and (b) each respective residual interest will be the sole "residual interest" in the related REMIC.

As your counsel, we have advised you with respect to certain federal income tax aspects of the issuance of the Series 1999-CM1 Certificates. Such advice has formed the basis for the description of material federal income tax consequences for holders of the Certificates that appear under the heading "MATERIAL FEDERAL INCOME TAX CONSEQUENCES" in the Prospectus. Such descriptions do not purport to discuss all possible federal income tax ramifications of the proposed issuance of the Certificates, but, with respect to those federal income tax consequences that are discussed, in our opinion, the description is accurate in all material respects.

This opinion is based on the facts and circumstances set forth in the Prospectus and in the other documents reviewed by us. Our opinion as to the matters set forth herein could change with respect to the Series 1999-CM1 Certificates as a result of changes in facts and circumstances, changes in the terms of the documents reviewed by us, or changes in the law subsequent to the date hereof.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references to our firm under the heading "MATERIAL FEDERAL INCOME TAX CONSEQUENCES" in the Prospectus. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Act.

                                Very truly yours,

                            MORRISON & HECKER L.L.P.

                          /s/ Morrison & Hecker L.L.P.